SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 31, 2010

H.J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 PPG Place, Suite 3100 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on August 31, 2010 in Pittsburgh, Pennsylvania.  The matters voted on and the results of the vote were as follows:

1.	Our shareholders re-elected the following directors to each serve until the next Annual Meeting of Shareholders or until a successor is elected or qualified.

	Number of Votes

	For	Against	Abstain	Broker Non- Votes
William R. Johnson	213,609,581	8,074,971	1,005,986	43,507,610

Charles E. Bunch	217,419,827	4,457,025	813,686	43,507,610

Leonard S. Coleman, Jr.	215,644,638	6,077,245	968,655	43,507,610

John G. Drosdick	220,486,181	1,339,233	865,124	43,507,610

Edith E. Holiday	207,982,367	13,712,836	995,335	43,507,610

Candace Kendle	219,116,262	2,757,088	817,188	43,507,610

Dean R. O’Hare	219,724,730	2,158,575	807,233	43,507,610

Nelson Peltz	217,905,332	3,717,433	1,067,773	43,507,610

Dennis H. Reilley	219,568,419	2,323,983	798,136	43,507,610

Lynn C. Swann	220,168,849	1,635,141	886,548	43,507,610

Thomas J. Usher	219,686,742	2,202,416	801,380	43,507,610

Michael F. Weinstein	220,000,457	1,815,939	874,142	43,507,610

2.	Our shareholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for Fiscal Year 2011.

Number of Votes

For	Against	Abstain	Broker Non-Votes
261,523,319	3,745,345	929,484	0

3.	Our shareholders approved the shareholder proposal regarding shareholder action by written consent.

Number of Votes

For	Against	Abstain	Broker Non-Votes
114,469,994	105,664,738	2,531,518	43,531,898

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H.J. HEINZ COMPANY

		By:	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President and
General Counsel

Dated:	September 2, 2010